Exhibit 99.4

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                             )    Chapter 11
                                   )
IRAD CORPORATION, CI ESTATE,INC.   )
INTERNATIONAL RESEARCH AND         )    Case No. 95-918 (PJW)
DEVELOPMENT CORPORATION, and       )
MEDICAL SURGICAL SPECIALTIES, LTD.,)
                                   )
                    Debtors.       )    Jointly Administered


                    ORDER APPROVING ASSET PURCHASE AGREEMENT
                         AND AUTHORIZING SALE OF ASSETS
                 PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE


          Upon the motion of International Research and Development Corporation ("IRDC"), debtor and debtor-in-possession herein (the "Debtor"), for an Order:
(a) authorizing the sale of substantially all of the Debtor's assets free and clear of liens, claims and encumbrances, (b) authorizing the assumption and assignment of unexpired leases and executory contracts, and (c) scheduling the date, time and place for such sale, which motion was filed with this Court on September 28, 1995 (Docket No. 45); and notice of the Motion, having been given to the United States Trustee, the Debtor's twenty largest unsecured creditors, counsel for Michigan National Bank, counterparties to Assigned Contracts (as defined in the Motion); and objections to the Motion and the sale itself having been withdrawn or overruled; and a hearing having been held on October 26, 1995 to consider the relief requested by the Motion; and the Court having reviewed the Asset Purchase Agreement between IRDC Acquisition Corporation as purchaser (the "Buyer") and the Debtor, as seller, dated as of September 26, 1995 (the "Asset Purchase Agreement"); and the Court having been fully advised in the premises; and after due deliberation, and sufficient cause appearing therefor, it is

          ORDERED, that the Debtor be, and hereby is, authorized to: (a) assume the Asset Purchase Agreement; (b) make, execute and deliver any and all documents as are necessary to consummate the transactions contemplated thereby; and (c) take all such actions as are necessary to consummate the transactions contemplated thereby; and it is further

          ORDERED, that, the Debtor be, and hereby is, authorized pursuant to Sections 363(b) and (f) of the Bankruptcy Code and Bankruptcy Rules 6004 and 6006, to sell, transfer, grant, convey and assign, free and clear of all liens, security interests and encumbrances (except for the liens relating to unpaid 1994 and 1995 real and personal property taxes to be collected by Van Buren County, Michigan, to the extent such tax liens are valid and enforceable under applicable non-bankruptcy law), all of the Purchased Assets (as defined in the Asset Purchase Agreement) to the Buyer for an aggregate case purchase price of $6.1 million plus the other consideration set forth in the Asset Purchase Agreement (the "Sale Price"); and it is further

          ORDERED, that the Debtor be, and hereby is, authorized pursuant to Sections 365 of the Bankruptcy Code and Bankruptcy Rule 6006 to assume and assign the Assigned Contracts, as such term is defined in the Asset Purchase Agreement, to Buyer as part of the Purchased Assets; and it is further

          ORDERED, that Buyer assume and be solely responsible for the Assumed Obligations under the Asset Purchase Agreement as such term is defined therein; and it is further

          ORDERED, that any licenses, permits and authorizations relevant to the Debtor's ability to conduct its business shall be, and hereby are, transferred to the Buyer to the fullest extent of applicable law; and it is further

          ORDERED, that the findings of fact made by the Court and contained in the recitals preceding these ordered paragraphs and stated by the Court on the record at the hearing on the Motion be, and hereby are, incorporated into this Order; and it is further

          ORDERED, that the approval of the sale of assets is in the best interests of the Debtor, its estate and the creditors and that there are good business reasons for the Debtor to consummate the sale of the Purchased Assets to the Buyer; and it is further

          ORDERED that the buyer be, and hereby is, declared a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code, and any reversal or modification on appeal of this Order shall not affect the validity of the sale of assets authorized hereby unless consummation of the sale of assets is stayed pending such appeal; and it is further

          ORDERED, that the Sale Price hereby is recognized as the result of a free and open sale process attended by qualifying bidders and that the buyers as prohibited by Section 363(n) of the Bankruptcy Code; and it is further

          ORDERED, that this is a final and appealable order and the Court expressly directs entry of a judgment as set forth herein.

Dated:  October 26, 1995           /s/ Peter J. Walsh
                                   United States Bankruptcy Judge